EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-141295, 333-144054 and 333-75798) and Form S-8 (No. 333-144851, 333-115183 and 333-49012) of Endwave Corporation of our reports dated March 10, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ Burr, Pilger & Mayer LLP
San Jose, California
March 10, 2008